UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
June 27, 2008
Date of report (Date of earliest event reported)
STONE ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12074	72-1235413

(State or Other	(Commission File	(IRS Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

625 E. Kaliste Saloom Road
Lafayette, Louisiana	70508

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (337) 237-0410
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 8.01.	Other Events.
     Stone Energy Corporation (“Stone”) has scheduled a special meeting of stockholders on August 27, 2008, at 10:00 a.m. Lafayette, Louisiana time, at Stone’s offices at 625 E. Kaliste Saloom Road, Lafayette, Louisiana 70508, to (1) consider and vote on the proposal to approve the issuance of additional shares of Stone common stock pursuant to the Agreement and Plan of Merger, dated as of April 30, 2008, by and among Stone, Stone Energy Offshore, L.L.C., a Delaware limited liability company and a wholly-owned subsidiary of Stone, and Bois d’Arc Energy, Inc. (“Bois d’Arc”), as the Agreement may be amended from time to time; and (2) to transact any other business that may properly come before the special meeting or any adjournment or postponement of the special meeting.
     Only Stone stockholders of record at the close of business on July 18, 2008, the record date for the Stone special meeting, are entitled to notice of, and to vote at, the Stone special meeting and any adjournments or postponements of the Stone special meeting.
     Stone expects that its stockholders and Bois d’Arc stockholders of record will be mailed the joint proxy statement/prospectus contained in the Registration Statement on Form S-4 that was filed by Stone with the Securities and Exchange Commission (the “SEC”) on June 6, 2008 (as amended, the “Registration Statement”) shortly after the SEC has declared the Registration Statement effective.
     These materials are not a substitute for the Registration Statement filed with the SEC in connection with the proposed merger, or the joint proxy statement/prospectus. The Registration Statement has not yet been declared effective by the SEC. Investors are urged to read the joint proxy statement/prospectus which contains important information, including detailed risk factors, when it becomes available. The joint proxy statement/prospectus and other documents that will be filed by Stone and Bois d’Arc with the Securities and Exchange Commission will be available free of charge at the SEC’s website, www.sec.gov, or by directing a request to Stone Energy Corporation, 625 E. Kaliste Saloom Road, Lafayette, Louisiana 70508, Attention: Investor Relations; or by directing a request to Bois d’Arc Energy, Inc., 600 Travis Street, Suite 5200, Houston, TX 77002, Attention: Investor Relations.

     SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, Stone Energy Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONE ENERGY CORPORATION
Date: June 27, 2008	By:	/s/ J. Kent Pierret
J. Kent Pierret
Senior Vice President, Chief Accounting Officer and Treasurer